Prepared By:  Jose Vidal
Miami-Dade County, PWD
111 NW 1st, Street, Suite 1610
Miami, Florida  33128

Return To:  Jose Vidal
Miami-Dade County, PWD
111 NW  I St, Street, Suite 1610
Miami, Florida  33128

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (the "Mortgage") is executed as of the               day of                                       , 2011, at Miami-Dade County, Florida by Florida Gaming Centers, Inc,, a Florida Corporation, d/b/a Miami Jai-Alai, Inc., d/b/a W,J,A. Realty, Inc,, and City National Bank of Florida, f/k/a City National Bank of Miami, as Trustee under its Land Trust #5003471, (hereinafter "Mortgagor", which term shall include their successors, heirs, legal representatives and permitted assigns), whose address is 3500 NW 37th Avenue, Miami Florida 33142, and Miami-Dade County (hereinafter "Mortgagee", which term shall include its successors, legal representatives and assigns), whose address is 11l NW 1 Street , Miami, Florida 33128.

WITNESSETH:

For payment of the sum of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration and to provide additional collateral to secure the payment of the sums of money due under a certain Promissory Note dated                 (the "Note") In the principal sum of Twelve Million Fifty Four Thousand Three Hundred Forty Four Dollars {$12,054,344.00) due to Mortgagee, together with interest thereon, and all other sums of money secured hereby as hereinafter provided, Mortgagor does hereby grant, mortgage, transfer and set over to Mortgagee all of Mortgagor's right, title and interest in and to the following (hereafter collectively referred to as the "Mortgaged Property"):

(A)	All of Mortgagor's rights and interests in and to the real property located at and legally described as follows:

Lots 1 through 19, inclusive and Lots 21 through 26, inclusive, in Block 69; Lots 1 through 26, inclusive, in Block 70; of MELROSE HEIGHTS 5th SECTION, according to the plat thereof recorded in Plat Book 17 at Page 22 of the Public Records of Miami-Dade County, Florida,

AND

That portion of the right-of-way of NW 35 Street closed by Resolution 1317-77 dated November 17, 1977, recorded in Minutes Book 158 Page 1556 of the Clerk of the Board of County Commissioners of Miami-Dade County, Florida, lying in the Northwest quarter of Section 28 Township 53 South, Range 41 East in Miami Dade County, Florida.

AND

That portion of the right-of-way of NW 34 Street closed by Resolution 1317-77 dated November 17, 1977, recorded in Minutes Book 158 Page 1556 of the Clerk of the Board of County Commissioners of Miami-Dade County, Florida, lying in the Northwest quarter of Section 28 Township 53 South, Range 41 East in Miami Dade County, Florida

AND

That portion of the right-of-way of NW 34 Street as dedicated to the Public by plat of MELROSE HEIGHTS 5th SECTION, according to the plat thereof recorded in Plat Book 17 at Page 22 of the Public Records of Miami-Dade County, Florida, bounded on the North by the South line of Block 70 thereof, bounded on the South by the North line of Block 69 thereof, bounded on the West by a line from the Southwest comer of Lot 19 Block 70 thereof to the Northwest comer of Lot 8 Block 69 thereof, and bounded on the East by a line 30.00 West and parallel to the centerline of the right of way of NW 36 Avenue (formerly known as NW 34 Avenue).

(B) All buildings, structures, and improvements of every nature whatsoever now or hereafter situated on the said Real Property, and all furniture, furnishings, fixtures, machinery, equipment, inventory, and materials on site, and personal property of every nature whatsoever now or hereafter owned by the Mortgagor and located in, on or used or intended to be used if\ connection with the operation of said Real Property, buildings, structures, or other improvements, including all extensions, additions, improvements, betterments, renewals and replacements to any of the foregoing (the "Improvements"), and all casualty insurance proceeds, condemnation awards and rents to be derived from the Improvements and the real property; and all of the rights, title and interest of the Mortgagor in any such personal property or fixtures subject to a conditional sales contract, chattel mortgage or similar lien or claim together with the benefit of any deposits or payments now or hereafter made by the Mortgagor or on its behalf; and

Together with all and singular the tenements, hereditaments, easements, licenses and appurtenances thereunto belonging, or otherwise appertaining including use rights pertaining to any docks located at the Real Property and the rents, issues, and profits thereof, and also all the estate, right, title, interest and all claims and demands whatsoever, as well as in law as in equity, of the Mortgagor in and to the same and every part and parcel thereof, and also specifically but not by way of limitation all gas and electric fixtures, radiators, heaters, water pumps, air conditioning equipment, machinery, boilers, ranges, elevators and motors, bath tubs, sinks, water closets; water basins, pipes, faucets, and other plumbing and heating fixtures, mantels, refrigerating plants and ice boxes, window screens, screen doors, venetian blinds, cornices, storm shutters and awnings, which arc now or may hereafter pertain to or be used with, in or on said premises, even though they be detached or detachable, are and shall be deemed to be fixtures and accessories to the freehold and a part of the realty; and

(C) All riparian "rights, purchases, rents, deposits, profits, licenses and permits" any way relating to the Real Property and the Improvements.

TO HAVE AND TO HOLD the same, together with the tenements, hereditaments and appurtenances thereunto belonging, and the rents, issues and profits thereof, unto the said Mortgagee.

The conditions of this Mortgagee are that if Mortgagor shall well and truly pay to Mortgagee the indebtedness evidenced by the Note, together with any future advance or note hereafter executed by Mortgagor in accordance with Paragraph 13 of this Mortgage and secured by the lien of this Mortgage, together with interest as therein stated, and shall perform, comply with and abide by each and every stipulation, agreement, condition and covenant contained and set forth in this Mortgage, the Note and all other documents executed or delivered in connection herewith or therewith (the "Loan Documents"), then this Mortgage and the estate hereby created shall cease and be null and void, otherwise to remain in full force and effect,

Mortgagor hereby warrants to Mortgagee that it is indefeasibly seized with the absolute and fee simple title to the Mortgaged Property, and that it will defend the same against the lawful claims and demands of all persons whomsoever,

Mortgagor and Mortgagee further covenant and agree as follows:

1.Mortgagor will promptly pay when due the amounts due under the Note and perform, comply with and abide by each and every stipulation, agreement, condition and covenant contained in the Note, this Mortgage and the Loan Documents. A late charge equal to five percent (5%) of the payment then due shall be imposed on any payment due under any of the Loan Documents not made within ten (10) days of the due date to compensate Mortgagee for the additional costs, including but not limited to increased administrative costs, costs for additional bookkeeping entries, collection activity and other similar items incurred as a result of the late payment. Mortgagor recognizes that the exact amounts of additional costs which will be incurred by Mortgagee are difficult to calculate and the late charge provided for hereunder represents a reasonable estimate of those probable costs. In no event shall this provision waive Mortgagee's right to declare a default and accelerate and demand immediate payment Grail of the outstanding principal balance for any payment not made within ten (10) days of the due date for said payment.

2. (a) Mortgagor will pay all governmental taxes, encumbrances and other assessments, levies or liens now or hereafter levied or imposed upon or against the Mortgaged Property prior to such taxes, assessments and liens becoming delinquent and will furnish Mortgagee with paid receipts therefor. If the same or any parts thereof are not paid prior to becoming delinquent, Mortgagee may, at its option, pay same without waiving or affecting Mortgagee's option to foreclose this Mortgage, or any other right of Mortgagee hereunder.

b)If required by Mortgagee, Mortgagor will pay Mortgagee, on the ninth day of each calendar month, a sum equal to one—twelfth (1/12) of the animal amounts necessary to pay all taxes and assessments against the said Mortgaged Property, together with the premiums for the Insurance required by this Mortgage and the Loan Documents, said monthly sum to be estimated by Mortgagee and calculated based upon an annual amount not less than the amount of taxes assessed against the Mortgaged Property for the previous year and the amount of insurance premiums for the required insurance,

C)After first giving written notice of its intention to do so to Mortgagee, Mortgagor may at its expense, contest in good faith any such levy, tax, assessment or other charge levied or imposed against the Mortgaged Property and, in such event, may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therewith unless Mortgagee shall notify Mortgagor in writing that non-payment of any such items will cause the lien or priority of this Mortgage to be materially endangered or the Mortgaged Property or any part thereof will be subject to loss or forfeiture, in which event Mortgagor shall promptly pay or bond and cause to be satisfied or discharged all such unpaid items or furnish, at Mortgagor's expense, indemnity satisfactory to Mortgagee,

3. In the event Mortgagor fails to timely pay principal or interest in the manner provided for in the Note on or before the date when due, or fails to fully and promptly perform any other obligation under this Mortgage, the Note or the Loan Documents, or to otherwise execute, comply with and abide by each and every one of the covenants, conditions or stipulations of this Mortgage, the Note or the Loan Documents, Mortgagor shall, after applicable grace or notice periods, if any, be deemed to be in default and all of the outstanding principal and interest due under the Note and any and all sums mentioned herein or secured hereby shall, at Mortgagee's option, become immediately due and payable.

4. Mortgagor and Mortgagee agree that a default in any other loan made by Mortgagee to Mortgagor, shall be a default in this Mortgage and the Note, and the Mortgagee shall immediately have all rights and remedies available to it under this Mortgage and Note. A default in this Mortgage or Note shall be a default in the Loan Documents and in any loan made by Mortgagee to Mortgagor, The Mortgagee shall not be obligated to satisfy this Mortgage until all obligations of Mortgagor to Mortgagee have been fully met.

5.  In the event of a suit being instituted to foreclose this Mortgage, Mortgagee shall be entitled to apply at any time after the commencement of such suit to the court having jurisdiction thereof for the appointment of a receiver of all the Mortgaged Property, and of all rents, income, profits, issues and revenues thereof, from whatsoever source derived. Mortgagor agrees that the court shall forthwith appoint such receiver with the usual powers and duties of receivers in like cases and that said appointment shall be made by the court as a matter of strict right of the Mortgagee, without reference to the adequacy of the value of the Mortgaged Properly, or the solvency of Mortgagor or any other party defendant to such suit, Mortgagor hereby waives the right to object to the appointment of a receiver and consents that such appointment shall be made as an admitted equity of the Mortgagee,

6. Mortgagor will, at its expense, obtain and maintain the following insurance coverage during such time as there are any sums due by Mortgagor to Mortgagee under the Loan Documents:

a) Broad form public liability Insurance for loss of life and persona! injury arising out of any one occurrence, and for loss of life or personal injury to any one person and for property damage, in amounts reasonably satisfactory to Mortgagee; and

b) An all risks form of casualty Insurance Insuring the Improvements against loss or damage by fire, storm, and all other perils for no less than their full replacement cost; and

c) In the event the Real Property is designated as being in a Flood Zone, then flood Insurance covering the Improvements for an amount equal to the lesser of (i) the outstanding principal balance under the Note, or (ii) the maximum coverage available for the Improvements under the National Flood Insurance Program.

All such policies shall specifically name Mortgagee as an additional Insured, shall be with such companies, on such forms and with such deductibles as Mortgagee may require and shall each contain an endorsement by the Insurer agreeing to not cancel or materially alter any such policy without thirty (30) days prior written notice to Mortgagee. Copies of the initial and renewal policies and original certificates shall be furnished to Mortgagee and such policies shall have affixed thereto a Standard New York Mortgagee Clause making all proceeds under such policies payable to the Mortgagor and Mortgagee, as their interests may appear, in the event the Improvements are destroyed or damaged by fire or other casualty, Any insurance proceeds shall be paid to the Mortgagee. Mortgagee shall have the option to apply the same on account of the indebtedness secured hereby or to permit the Mortgagor to use all or any portion thereof, for the purpose of reconstructing and repairing the Improvements, without thereby waiving or impairing any equity, Lien or right under or by vii.tue of this Mortgage. If Mortgagor fails to furnish the Insurance required hereunder, Mortgagee may place and pay for such insurance, or any part thereof, without losing, waiving or affecting Mortgagee's option to foreclose for breach of this covenant or any right or option under this Mortgage,

7. Mortgagor will not permit or commit any waste to the Mortgaged Property and will at all times maintain the Mortgaged Property in a state of good repair and condition and will not do or permit anything to be done to the Mortgaged Property that will alter or change the use and character of said property or impair or weaken the security of this Mortgage. In case of the refusal, neglect or inability of the Mortgagor to repair and maintain the Mortgaged Property, Mortgagee may, at its option, make such repairs or cause the same to be made and advance funds for such purpose, which sums shall be secured by the lien hereof,

8. No waiver of any covenant contained in the Note, this Mortgage, the Loan Documents or in any other instrument securing payment of the Note shall at any time be held to be a waiver of any of the other terms of this Mortgage, the Note or the Loan Documents. or a future waiver of the same covenant,

9. In order to accelerate the maturity of the indebtedness secured hereby because of Mortgagor's failure to pay any governmental tax, assessment, liability, obligation or encumbrance upon the Mortgaged Property, or any other payment required to be paid by the Mortgagor pursuant to this Mortgage or the Loan Documents, it shall not be necessary or required that Mortgagee first pay same.

10. Mortgagor shall not further mortgage or encumber all or any portion of the Mortgaged Property or sell, convey or assign same or any part thereof without Mortgagee's prior written consent, which consent may be arbitrarily withheld, Without in any way limiting the generality of this paragraph, any transaction (i) conveying any interest in the Mortgaged Property pursuant to "agreement for deed; (ii) resulting in a lease of the Mortgaged Property; (iii) resulting in a transfer of any of the corporate stock of a corporate Mortgagor; shall constitute a conveyance pursuant to this paragraph and give rise to all rights of the Mortgagee contained in this paragraph.

11. If any judgment, mechanic's, materialman's, laborer's or any other lien or claim is filed against all or any portion of the Mortgaged Property or if any proceedings are instituted against all or any portion of the Mortgaged Property upon any lien or claim of any nature whatsoever, regardless of whether such lien or claim Is Junior or superior to the lien of this Mortgage, Mortgagee may declare a default and accelerate and demand immediate payment of all sums due under the Note unless Mortgagor shall remove such lien or satisfy such judgment or claim by payment or by transferring same to a bond issued by a surety company acceptable to Mortgagee within thirty (30) days after Mortgagor has knowledge of the filing of such lien or judgment or the institution of such claim.

12, In the event Mortgagor shall (i) consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of their assets or (ii) file a voluntary petition in bankruptcy, or admit in writing their inability to pay their debts as they become due, or (iii) make a general assignment for the benefit of creditors, or (iv) rile a petition or answer seeking reorganization or arrangement with creditors, or to take advantage of any Insolvency law, or (v) file an answer admitting the material allegations of a petition filed against any of them in any bankruptcy. reorganization or insolvency proceeding, or (vi) action shall be taken by any of them for the purpose of effecting any of the foregoing, or (vii) any order, judgment or decree Is entered upon the application of a creditor of any of them by a court of competent jurisdiction approving a petition seeking appointment of a receiver or trustee of all or a substantial part of the assets of any of them, or declaring anyone of them bankrupt or insolvent and such action by a creditor is not dismissed or discharged within forty five (45) days of the filing of the action, then upon the occurrence of any of such events, Mortgagee may accelerate and declare the Note secured hereby immediately due and payable, whereupon all the unpaid principal of and accrued Interest on the Note and all other sums hereby secured shall become immediately due and payable.

13. Mortgagee or any of its agents shall have the right to enter upon and inspect the Mortgaged Property at all reasonable times, upon reasonable notice.

14. Any sum or sums which may be loaned or advanced by Mortgagee to Mortgagor, in its sole discretion, at any time within ten (10) years from the date of this Mortgage, together with interest thereon at the rate agreed upon at the time of such loan or advance, shall be equally secured with and have the same priority as to original indebtedness and be subject to all the terms and provisions of this Mortgage. The aggregate amount of principal outstanding at any time and secured by this Mortgage shall not exceed one hundred percent (10Oo/o) of the original principal amount of the Note secured hereby.

15. Upon Mortgagee's request, Mortgagor will furnish a written statement of the amount owing on the obligation which this Mortgage secures and therein state whether or not it claims any defaults, defenses or offsets thereto. Additionally, Mortgagor agrees to furnish Mortgagee current financial statements and tax returns for all borrowers under the Note and all guarantors of the debt secured hereby animally by no later than March 3lst of each calendar year and, if Mortgagee deems itself to reasonably be insecure concerning repayment of the Note, within fifteen (15) days following any request for same by Mortgagee, during the term of the Note,

16. Nothing herein contained, nor any instrument or transaction related hereto, shall be construed or so operate as to require the Mortgagor, or any person liable for the payment of the loan made pursuant to the Note and Loan Documents secured by this Mortgage, to pay interest in an amount or at a rate greater than the maximum allowed by law. Should any interest or other charges paid by the Mortgagor, or any patties liable for the payment of the Note secured by this Mortgage, result in the computation or claiming of interest in excess of the maximum rate of interest which is permitted under law, then any and all such excess shall be and the same is hereby waived by the Mortgagee, and all such excess shall be automatically credited against and in reduction of the principal balance and any portion of said excess which exceeds the principal balance shall be paid by the Mortgagee to the Mortgagor and any parties liable for the payment of the Note secured by this Mortgage, it being the intent of the parties hereto that under no circumstances shall the Mortgagor, or any parties liable for the payment of the Note secured hereby be required to pay interest in excess of the maximum rate allowed by law.

17. If all or any material portion of the Mortgaged Property Is damaged or taken through the exercise of the power of eminent domain (which term when used in this Mortgage shall include any transfer by private sale in lieu thereof), the entire indebtedness secured hereby shall become immediately due and payable and the entire proceeds of Mortgagor's award shall be paid to Mortgagee and applied by it towards the payment of the sums secured hereby with the remaining balance, if any, to be paid over to Mortgagor, Mortgagee Is hereby authorized, at its option, to commence, appear and prosecute, in its own or the Mortgagor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds, and the right thereto are hereby assigned by the Mortgagor to the Mortgagee, and Mortgagor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Mortgagee !nay require,

18. This Mortgage shall also be construed and shall operate as a security agreement under the State of Florida Uniform Commercial Code,

19. To further secure payment of Mortgagor's indebtedness to Mortgagee, Mortgagor does hereby self, assign, transfer and set over to Mortgagee all of tile rents, issues and profits of tile Mortgaged Property. Although this is a presently effective assignment, it shall become operative only upon any uncured noncompliance or a material breach by Mortgagor under the terms of tills Mortgage, the Note or tile Loan Documents, amt tile Mortgagee shall thereafter have the right to enter upon tile Mortgaged Property and collect tile same directly from tile persons in possession.

20. Time is of the essence to this Mortgage and all the provisions hereof.

21. In the event any legal action is commenced to enforce the provisions of tills Mortgage or as a result of tile relationship created hereby, tile Mortgagee shall be entitled to recover all attorneys' fees, costs, cf\urges amt expenses incurred or paid by it at both trial and all appellate levels.

22. All rights and remedies granted to Mortgagee herein shall be in addition to and not In lieu of any rights and remedies provided to mortgagees by law or statute, and the invalidity of any right or remedy herein provided by reason of its conflicts with applicable law or statute shall not affect any other valid right or remedy afforded to Mortgagee by any provision hereof or by applicable law.

23. To the extent of the indebtedness of the Mortgagor to tile Mortgagee as described herein and secured hereby, tile Mortgagee is subrogated to the lien or liens and to tile rights of tile owners and holders of encl\ amt every mortgage, lien or other encumbrance on the Mortgaged property or any part thereof which is paid or satisfied, in whole or in part, out of the proceeds of the Note. The respective liens of said mortgages, liens or other encumbrances shall be preserved and shall pass to and be held by tile Mortgagee as security for the indebtedness described herein or secured hereby, to tile same extent that it would have been preserved and would have been passed to and held by the Mortgagee had it been duly and regularly assigned to the Mortgagee by separate assignment, notwithstanding the fact that the same may be satisfied and canceled of record, it being the intention of the parties that the same will be satisfied and cancelled of record by the holder thereof at or about the time of the recording of the Mortgage.

24. Mortgagor warrants and represents that it has no knowledge of any violation of any type or manner of any law, ordinance, orders, requirements or regulations imposed on or affecting tile Mortgaged Property, that Mortgagor shall not permit any such violation to be created or to exist and that Mortgagor has not received notice of any such violation from any municipal, county, federal or state government or agency thereof. In the event that Mortgagor receives any notice of any such violation from any governmental body or agency thereof, Mortgagor agrees to immediately give notice thereof to Mortgagee, amt to take all necessary or appropriate actions to cure or otherwise resolve Such violation Within thirty (30) days after receipt by Mortgagee of the notice of violation, or, in the event it cannot be cured in thirty (30) days, then to diligently and continuously undertake and complete the cure within a reasonable time of notice of tills violation. In the event any such violation is not cured or otherwise resolved within said  thirty (30) day period or such longer period as may be reasonably necessary, the Mortgagee may declare the Note hereby secured forthwith due and payable, whereupon the principal of and the interest accrued on the Note and all other sums hereby secured shall become forthwith due and payable.

25, Mortgagor may be required to deliver to Mortgagee the abstracts and title covering the Mortgaged Property, which shall at all times during the life of this Mortgage remain in the possession of the Mortgagee. In the event of the foreclosure of this Mortgage or other transfers of title, all right, title and interest of the Mortgagor to any such abstract of title shall pass to the purchaser or grantee.

26. In case of any material damage to or destruction of all or any part of the Mortgaged Property, Mortgagor shall give prompt notice thereof to Mortgagee. In case of a taking or proposed taking of all or any part of the Mortgaged Property or any right therein by eminent domain, the party upon which notice of such taking is served shall give prompt notice to the other. Each such notice shall generally describe the nature and extent of such damage, destruction, taking, loss, proceedings or negotiations,

27.    (a) This Mortgage further secures all costs, fees, changes and expenses of every kind, including the cost of an abstract of title to the Real Property, in connection with any suit for the foreclosure of this Mortgage, and reasonable attorneys' fees incurred or expended at any time, by the Mortgagee because of the failure of Mortgagor to perform, comply with and abide by the covenants, conditions and stipulations of the Note, this Mortgage or the Loan Documents.

(b) If Mortgagor fails to comply with any provision of this Mortgage, the Note or the Loan Documents and Mortgagee expends any money in obtaining the performance or satisfaction of such requirement, then all such sums shall bear Interest from the date of disbursement by Mortgagee at the highest rate permitted by law and, if no such rate Is specified, then at the rate of eighteen percent (18%) per annum. This rate shall apply before and after the issuance of any final agreement for amounts owed under the Note. This rate shall apply before and after any judgment is obtained for amounts owed under the Note.

28. This Mortgage shall be governed and construed under the laws of the State of Florida.

29. Mortgagor agrees:

a)  To comply with all the terms, covenants, agreements and conditions of any mortgage encumbering the property herein described, whether superior or junior to the lien of this Mortgage.

b)That any default, breach or violation of any term, covenant, agreement or condition of any such mortgage, whether superior or junior to the lien of this Mortgage, shall, subject to applicable notice and grace periods, if any, be a default hereunder and shall vest in Mortgagee all and every one of the remedies herein provided for in case of default.

c) That failure by tile Mortgagor to pay tile monies referred to in any such mortgage, whether superior or junior to the lien of this Mortgage, within thirty (30) days after the same severally becomes due and payable, shall also constitute a default under this Mortgage. This rate shall apply before and after any judgment is entered for any sums due under the Note.

d) That if any proceedings should be instituted against the property covered by tills Mortgage upon any other lien or claim whether superior or junior to tile lien of this Mortgage, the Mortgagee may at its option immediately upon institution of suchl suit or during the pendency thereof declare this Mortgage and the indebtedness secured hereby clue and payable forthwith and may at its option proceed to foreclose this Mortgage.

e) That Mortgagee shall have the right, at its option, to cure any default under any such mortgage whether superior or junior to the lien of this Mortgage.

f) That any sums advanced by Mortgagee in curing said defaults shall be included as part of the debt of the Mortgagor and shall be secured by this Mortgage and shall become immediately due and payable upon advancement.

g)The Mortgagor covenants and agrees not to enter into any agreement with the holder of any such mortgage, whether junior or senior to the lien of this Mortgage, modifying or amending any of the provisions dealing with payment of principal or interest under any scuh mortgage without the prior written consent of the Mortgagee.

h) The Mortgagor covenants and agrees that no further advances shall be made under the provisions for future advances, if any, under any such mortgage, or, in the alternative, Mortgagors covenant and agree that any advances made to them under any such mortgage shall be applied to reduce the balance under this Mortgage.

30. Mortgagor further warrants to Mortgagee that, to the best of its knowledge and except as otherwise disclosed to Lender in any Phase I or Phase II environmental reports that were provided to Lender, the Mortgaged Property has not in the past and is not presently being used for the handling, storage, transportation, or disposal of hazardous or toxic materials, and no notice or advice has been received by Mortgagor of any condition or state of facts that would contribute to a claim of pollution or any other damage to the environment by reason of the conduct of any business on the Mortgaged Property or operation of tile Mortgaged Property, whether past or present. The Mortgagor acknowledges that the Mortgagee has relied upon the Mortgagor's representations and the information contained in such Phase I and Phase II environmental reports, has made no independent investigation of the truth thereof, is not charged with any knowledge contrary thereto that may be received by an examination of the public records in Tallahassee, Florida and the county where the Real Property is located, or that may have been resolved by any officer, director, agent, employee or shareholder of Mortgagee.

31.Mortgagor hereby agrees that in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, tile receipt and sufficiency of which are hereby acknowledged, in the event Mortgagor shall (1) file with any bankruptcy court of competent jurisdiction or be the subject  of an petition under Title 11 of the U.S. Code, as amended (ii) be the subject of any order for relief issued under such Title ll of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any` present or future federal or state act or law relating to bankruptcy, Insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition Bled against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Mortgagee shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title I I of the U.S, Code, as amended, and is entitled to the exercise of the rights and remedies otherwise available to Mortgagee as provided in the Loan Documents, and as otherwise provided by law, Mortgagor shall have 45 days to discharge any of the above proceedings which are initiated by third parties, prior to Mortgagee exercising its rights and remedies upon default by the Mortgagor, to allow Mortgagor an opportunity to terminate such proceedings and to meet all of the obligations that Mortgagor has to the Mortgagee,

32. BY EXECUTING THIS MORTGAGE, MORTGAGOR KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHTS AND THE RIGHTS OF ITS HEIRS, ASSIGNS, SUCCESSORS OR PERSONAL REPRESENTATIVES TO A TRIAL BY JURY, IF ANY, IN ANY ACTION, PROCEEDING OR SUIT, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AND WHETHER ASSERTED BY WAY OF COMPLAINT, ANSWER, CROSSCLAIM, COUNTERCLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE, BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS MORTGAGE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT TO BE EXECUTED IN CONNECTION HEREWITH OR WITH THE INDEBTEDNESS OR THE RENEWAL, MODIFICATION OR EXTENSION OF ANY OF THE FOREGOING OR ANY FUTURE ADVANCE THEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE EXTENDING CREDIT TO MORTGAGOR AND NO WAIVER OR LIMITATION OF MORTGAGEE's RIGHTS HEREUNDER SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON MORTGAGEE's BEHALF,

33.ALL DOCUMENTARY STAMP TAXES AND INTANGIBLE TAXES DUE AND PAYABLE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS MORTGAGE HAVE BEEN PAID SIMULTANEOUSLY WITH THE RECORDING OF THE MORTGAGE BASED ON THE PRINCIPAL BALANCE OF THE OBLIGATIONS AS ESTABLISHED BY THE NOTE (i.e, $12,054,344.00). In any event, however, Mortgagor acknowledges and agrees, upon Mortgagee's request, to pay all taxes, including without limitation, additional documentary stamps and intangible taxes, which are deemed to be due and payable in connection with this Mortgage, if any.

Signed, sealed and delivered
in the presence of:		Florida Gaming Centers, Inc., a Florida

d/b/a W.J.A. Realty, Inc.
/s/ Bridget K. Brake
Print Name:	Bridget K. Brake	/s/ William B. Collett, Jr.
		Print Name:	William B. Collett, Jr.

/s/ Michelle S. Freeman		Title: President of:	Florida Gaming Centers, Inc.
Print Name:	Michelle S. Freeman

STATE OF KENTUCKY	)
:SS
COUNTY OF JEFFERSON	)

BEFORE ME, the undersigned authority, appeared William B. Collett, Jr., as President of Florida Gaming Centers, Inc., who is personally known to me or who has produced ______________ as identification, and acknowledged that he/she/they executed the foregoing instrument for the purposes expressed therein and with full corporate authority.

WITNESS my hand and seal in the State and County aforesaid, this 16th day of June, 2011.

/s/ Rebecca Mayton
NOTARY PUBLIC, State of KENTUCKY
Print Name:	Rebecca Mayton
My Commission Expires: 5/7/2012

and

City National Bank of Florida, f/k/a City
National Bank of Miami, as Trustee, under
Land Trust No. 5003471

Print Name:

Print Name

Title:

Print Name

state of florida	)
:
ss
county of miami-dade	)

BEFORE ME, the undersigned authority, appeared                                   , as of                                  , who is personally known to me or who has produced                                   as identification, and acknowledged that he/she/they executed the foregoing instrument for the purposes expressed therein and with full corporate authority.

WITNESS my hand and seal in the State and County aforesaid, this          day of

NOTARY PUBLIC, State of Florida
Print Name:
My Commission Expires: